UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2018
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Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in Charter)
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Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
One Geoffrey Way, Wayne, New Jersey 07470
(Address of Principal Executive Offices, including Zip Code)
(973) 617-3500
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
On February 23, 2018, certain subsidiaries of Toys “R” Us, Inc. (the “Company”) terminated all of the outstanding commitments under the Second Amended and Restated Syndicated Facility Agreement, originally dated as of October 15, 2009 and as amended from time to time (the “Facility Agreement”), by and among, among others, the Company’s foreign subsidiaries that are borrowers or guarantors thereunder, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent, security agent, facility agent and co-collateral agent. As a result, no further borrowings are available thereunder. There were no outstanding borrowings under the Facility Agreement at the time of its termination. In addition, on February 27, 2018, the Company terminated and repaid at maturity all amounts due under the term loan facility entered into by Toys “R” US France Real Estate SAS.
Prior to termination, the Facility Agreement provided for up to an aggregate of £115.0 million of borrowings thereunder and was otherwise scheduled to mature on the earlier of (i) the maturity date on which the 11% Senior Secured ABL DIP Notes (the “Taj DIP Notes”) issued by TRU Taj LLC and TRU Taj Finance, Inc. (collectively, the “Issuers”) and (ii) January 18, 2019. The Facility Agreement was primarily utilized by the Company’s U.K. subsidiaries and was terminated in order to facilitate the administration or other proceeding of certain U.K. subsidiaries of the Company under the U.K. Insolvency Act 1986. The Company is currently in discussions with certain holders of the Taj DIP Notes to provide the Company’s European and Australian subsidiaries with up to $50 million of liquidity through the release of escrowed net proceeds from the original issuance of the Taj DIP Notes. The Company expects these funds will provide it with supplemental liquidity in light of the termination of the borrowing commitments under the Facility Agreement.

ITEM 8.01 OTHER EVENTS
On February 27, 2018, as part of the overall restructuring plan of the Company, Toys “R” Us Limited and certain of its U.K. affiliates constituting the U.K. business (the “U.K. Subsidiaries”), commenced an administration under the U.K. Insolvency Act 1986 (the “Administration”). Pursuant to the Administration, the U.K. Subsidiaries will begin winding down business operations in the United Kingdom.
The Company received waivers relating to any events of defaults that may arise under the TAJ DIP Notes and the 12% Senior Secured Notes due 2021 (the “TAJ Prepetition Notes”) in connection with the Administration and related initiatives (the “Waivers”) from certain holders of the TAJ DIP Notes and the Taj Prepetition Notes. The Waivers will terminate on March 15, 2018 in the event that the Company and certain holders of the TAJ DIP Notes and the TAJ Prepetition Notes are unable to agree on a restructuring support agreement relating to the reorganization of the Issuers. The Company is currently in discussions with certain holders of the Taj DIP Notes to extend or otherwise eliminate this termination deadline.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this Form 8-K may contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such disclosures are intended to be covered by the safe harbors created thereby. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. All statements herein or therein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases, such as “anticipate,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “outlook” or the negative version of these words or other similar words or phrases. These statements discuss, among other things, use of proceeds and availability of liquidity, the Administration process and the related restructuring support agreement negotiations. These statements are subject to risks, uncertainties and other factors, including risks, uncertainties and factors set forth under Item 1A entitled “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended October 28, 2017 and in our other reports and documents filed with the Securities and Exchange Commission. These factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements that are included in this report. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments unless required by the Securities and Exchange Commission’s rules.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: March 1, 2018	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Executive Vice President - Chief Financial Officer